Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, in this exhibit, the terms “Sonoco” and the “Company” refer to Sonoco Products Company, a South Carolina corporation, and its consolidated subsidiaries, and the term “Eviosys” refers to Titan Holdings I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, and its subsidiaries.
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended, and reflects the acquisition of the entire equity interest of Eviosys by Sonoco (the “Eviosys Acquisition”) pursuant to the Equity Purchase Agreement, dated June 22, 2024, by and among Titan Holdings Coöperatief U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), incorporated under the laws of the Netherlands (the “Seller”), Eviosys and Sonoco (the “Purchase Agreement”) and the related financing transactions. As described in more detail in Note 2 below, the Company funded the cash consideration payable by the Company in connection with the Eviosys Acquisition, including related fees and expenses, with the net proceeds from the issuance and sale of senior unsecured notes, borrowings under its Acquisition Term Loan Facilities (as defined in Note 2. Description of Financing) and cash on hand.
The unaudited pro forma condensed combined balance sheet combines the historical unaudited condensed consolidated balance sheet of Sonoco as of September 29, 2024 and the historical unaudited condensed consolidated balance sheet of Eviosys as of September 30, 2024, giving effect to the Eviosys Acquisition and the related financing transactions as if they had been consummated on September 29, 2024.
The unaudited pro forma condensed combined statement of income for the nine months ended September 29, 2024 combines the historical unaudited condensed consolidated statement of income of Sonoco for the nine months ended September 29, 2024 and the historical unaudited condensed consolidated statement of income of Eviosys for the nine months ended September 30, 2024. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023 combines the historical audited consolidated statement of income of Sonoco for the year ended December 31, 2023 and the historical audited consolidated statement of income of Eviosys for the year ended December 31, 2023. Both of the unaudited pro forma condensed combined statements of income give effect to the Eviosys Acquisition and the related financing transactions as if they had been consummated on January 1, 2023.
The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of income are collectively referred to as the “pro forma financial information.”
The pro forma financial information and the accompanying notes have been derived from and should be read in conjunction with:
• The following historical financial statements of Sonoco:
•The historical audited consolidated financial statements of Sonoco as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021, included in Sonoco’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024 and incorporated herein by reference; and
•The historical unaudited condensed consolidated financial statements of Sonoco as of September 29, 2024 and December 31, 2023 and for the three and nine months ended September 29, 2024 and October 1, 2023, included in Sonoco’s Quarterly Report on Form 10-Q filed with the SEC on November 1, 2024 and incorporated herein by reference.
• The following historical financial statements of Eviosys:
•The historical audited consolidated financial statements of Eviosys as of and for the years ended December 31, 2023 and 2022, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A (the “Current Report”); and
•The historical unaudited condensed consolidated financial statements of Eviosys as of September 30, 2024 and December 31, 2023 and for the three and nine months ended September 30, 2024 and 2023, which are included as Exhibit 99.2 to this Current Report.

Description of the Eviosys Acquisition
On June 22, 2024, the Company entered into a definitive agreement to acquire all issued and outstanding equity interests in Eviosys, a global supplier of metal packaging that produces food cans and ends, aerosol cans, metal closures and promotional packaging with a large metal food can manufacturing footprint in the Europe, Middle East, and Africa (“EMEA”) region from KPS Capital Partners, LP (“KPS”).
On December 4, 2024, the Company completed the acquisition of all issued and outstanding equity interests in Eviosys for approximately $3.8 billion, net of cash acquired, on a cash-free and debt-free basis and subject to customary adjustments. The Company funded the Eviosys Acquisition, including related fees and expenses, with the net proceeds from the issuance and sale of senior unsecured notes, borrowings under its Acquisition Term Loan Facilities and cash on hand.

Basis for the Eviosys Acquisition
The accompanying pro forma financial statements are prepared using the acquisition method of accounting with Sonoco being treated as the acquirer.

Basis for the Pro Forma Presentation
The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The pro forma financial information is provided for illustrative purposes only and do not purport to represent the actual financial position and results of operations that would have been achieved had the Eviosys Acquisition and related financing transactions occurred on the dates indicated, and do not reflect adjustments for any anticipated integration costs, synergies, operating efficiencies, tax savings or cost savings. The actual financial condition and results of operations may differ from the amounts set forth in the pro forma financial information and in the accompanying notes. Further, the pro forma financial information does not purport to project the future operating results or financial position of Sonoco following the consummation of the Eviosys Acquisition and the related financing transactions.
The adjustments in the pro forma financial information have been identified and presented to provide an illustrative understanding of the effects of the Eviosys Acquisition and the related financing transactions and have been prepared for informational purposes only. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date the pro forma financial information is issued and are subject to change as additional information becomes available and analyses are performed. There can be no assurance that additional information and analyses will not result in material changes. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the pro forma financial information are described above and in the accompanying notes.

Sonoco Products Company
PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Unaudited)

(Dollars and shares in thousands) as of September 29, 2024	Sonoco	Eviosys (as Reclassified) (see Note 4)	IFRS to U.S. GAAP Adjustments	Note	Eviosys (U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Assets
Current Assets
Cash and cash equivalents	$1,930,633	$245,322	$—		$245,322	$(1,783,640)	7A, 7F	$392,315
Trade accounts receivable, net	1,042,520	333,638	—		333,638	7,831	7B, 7F	1,383,989
Other receivables	110,042	130,110	—		130,110	(214)	7C, 7F	239,938
Inventories
Finished and in process	304,042	275,149	—		275,149	34,198	7D, 7F	613,389
Materials and supplies	451,210	258,059	—		258,059	(60,234)	7D, 7F	649,035
Prepaid expenses	130,584	37,980	—		37,980	(165)	7E, 7F	168,399
Assets Held for Sale	—	41,149	—		41,149	(41,149)	7F	—
Total Current Assets	3,969,031	1,321,407	—		1,321,407	(1,843,373)		3,447,065
Property, Plant and Equipment, Net	1,930,025	911,218	—		911,218	206,662	7G, 7F	3,047,905
Goodwill	1,780,967	913,743	—		913,743	448,005	7H	3,142,715
Other Intangible Assets, Net	785,616	559,711	—		559,711	1,525,890	7I	2,871,217
Long-term Deferred Income Taxes	28,682	26,341	—		26,341	(26,341)	7J	28,682
Right of Use Asset-Operating Leases	314,611	—	45,929	3A	45,929	301	7K, 7F	360,841
Other Assets	233,929	40,640	(36,312)	3A,3C	4,328	—		238,257
Total Assets	$9,042,861	$3,773,060	$9,617		$3,782,677	$311,144		$13,136,682
Liabilities and Equity
Current Liabilities
Payable to suppliers	$748,193	$604,707	$—		$604,707	$(904)	7L, 7O	$1,351,996
Accrued expenses and other	438,296	292,033	15,364	3A, 3C, 3D	307,397	9,913	7M, 7O	755,606
Notes payable and current portion of long-term debt	481,706	82,738	(13,844)	3A	68,894	1,490,587	7N, 7O	2,041,187
Accrued taxes	10,084	—	—		—			10,084
Liabilities Held for Sale		11,455	—		11,455	(11,455)	7O	—
Total Current Liabilities	1,678,279	990,933	1,520		992,453	1,488,141		4,158,873
Long-term Debt	4,320,442	2,155,546	(10,520)	3A,3E	2,145,026	(1,447,287)	7P	5,018,181
Noncurrent Operating Lease Liabilities	269,251	—	32,557	3A	32,557	4	7O	301,812
Pension and Other Postretirement Benefits	137,302	56,277	1,265	3C	57,542	—		194,844
Deferred Income Taxes	84,048	229,952	166	3A, 3C, 3D	230,118	445,066	7Q, 7O	759,232
Other Liabilities	66,379	21,578	(3,140)	3D	18,438	(5,842)	7R	78,975
Commitments and Contingencies
Shareholders’ Equity
Common shares, no par value	7,175	—	—		—	—		7,175
Capital in excess of stated value	175,532	248,743	—		248,743	(248,743)	7S	175,532
Accumulated other comprehensive loss	(382,010)	(8,817)	(16,706)	3C	(25,523)	25,523	7T	(382,010)
Retained earnings	2,678,242	57,861	4,475	3A, 3C-3E	62,336	67,343	7U	2,807,921
Total Shareholders’ Equity	2,478,939	297,787	(12,231)		285,556	(155,877)		2,608,618
Noncontrolling Interests	8,221	20,987	—		20,987	(13,061)	7V	16,147
Total Equity	2,487,160	318,774	(12,231)		306,543	(168,938)		2,624,765
Total Liabilities and Equity	$9,042,861	$3,773,060	$9,617		$3,782,677	$311,144		$13,136,682

Sonoco Products Company
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(Unaudited)

(Dollars and shares in thousands except per share data) Nine months ended September 29, 2024	Sonoco	Eviosys (as Reclassified) (see Note 4)	IFRS to U.S. GAAP Adjustments	Note	Eviosys(U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Net sales	$4,936,888	$1,847,980	$—		$1,847,980	$(11,061)	8A	$6,773,807
Cost of sales	3,883,244	1,523,520	1,599	3A-3D	1,525,119	(5,292)	8A-8C, 8E	5,403,071
Gross profit	1,053,644	324,460	(1,599)		322,861	(5,769)		1,370,736
Selling, general and administrative expenses	586,337	209,549	(3,576)	3A-3D	205,973	36,823	8C, 8D, 8G	829,133
Restructuring/Asset impairment charges	59,058	6,875	—		6,875	—		65,933
Loss on divestiture of business and other assets	(27,292)	—	—		—	—		(27,292)
Operating profit	380,957	108,036	1,977		110,013	(42,592)		448,378
Other income, net	5,867	—	—		—	—		5,867
Non-operating pension costs	10,412	1,356	(112)	3C	1,244	—		11,656
Interest expense	122,503	105,588	11,414	3A, 3E	117,002	(4,540)	8H	234,965
Interest income	13,127	2,857	—		2,857	—		15,984
Income/(Loss) before income taxes	267,036	3,949	(9,325)		(5,376)	(38,052)		223,608
Provision for/(Benefit from) income taxes	65,821	26,187	(2,413)	3A-3E	23,774	(22,521)	8I	67,074
Income/(Loss) before equity in earnings of affiliates	201,215	(22,238)	(6,912)		(29,150)	(15,531)		156,534
Equity in earnings of affiliates, net of tax	6,218	—	—		—	—		6,218
Net income/(loss)	207,433	(22,238)	(6,912)		(29,150)	(15,531)		162,752
Net (income)/loss attributable to noncontrolling interests	(524)	(510)	—		(510)	—		(1,034)
Net income/(loss) attributable to Sonoco	$206,909	$(22,748)	$(6,912)		$(29,660)	$(15,531)		$161,718
Weighted average common shares outstanding:
Basic	98,616							98,616
Assuming exercise of awards	605							605
Diluted	99,221							99,221
Per common share
Net income attributable to Sonoco:
Basic	$2.10							$1.64
Diluted	$2.09							$1.63

Sonoco Products Company
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(Unaudited)

(Dollars and shares in thousands except per share data) Year ended December 31, 2023	Sonoco	Eviosys (as Reclassified) (see Note 4)	IFRS to U.S. GAAP Adjustments	Note	Eviosys(U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Net sales	$6,781,292	$2,602,880	$—		$2,602,880	$(12,171)	8A	$9,372,001
Cost of sales	5,345,638	2,153,722	2,215	3A-3D	2,155,937	5,700	8A-8C	7,507,275
Gross profit	1,435,654	449,158	(2,215)		446,943	(17,871)		1,864,726
Selling, general and administrative expenses	741,860	218,130	(1,867)	3A-3D	216,263	102,816	8C,8D, 8F-8G	1,060,939
Restructuring/Asset impairment charges	56,933	11,276	—		11,276	—		68,209
Gain on divestiture of business and other assets	78,929	—	—		—	—		78,929
Operating profit	715,790	219,752	(348)		219,404	(120,687)		814,507
Other income, net	39,657	—	—		—	—		39,657
Non-operating pension costs	14,312	2,021	(253)	3C	1,768	—		16,080
Interest expense	136,686	145,657	(1,454)	3A	144,203	81,850	8H	362,739
Interest income	10,383	1,841	—		1,841	—		12,224
Income before income taxes	614,832	73,915	1,359		75,274	(202,537)		487,569
Provision for income taxes	149,278	36,330	361	3A-3E	36,691	(66,575)	8I	119,394
Income before equity in earnings of affiliates	465,554	37,585	998		38,583	(135,962)		368,175
Equity in earnings of affiliates, net of tax	10,347	—	—		—	—		10,347
Net income	475,901	37,585	998		38,583	(135,962)		378,522
Net (income)/loss attributable to noncontrolling interests	(942)	158	—		158	—		(784)
Net income attributable to Sonoco	$474,959	$37,743	$998		$38,741	$(135,962)		$377,738
Weighted average common shares outstanding:
Basic	98,294							98,294
Assuming exercise of awards	596							596
Diluted	98,890							98,890
Per common share
Net income attributable to Sonoco:
Basic	$4.83							$3.84
Diluted	$4.80							$3.82

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)

Note 1. Description of Acquisition
On June 22, 2024, the Company entered into a definitive agreement to acquire all issued and outstanding equity interests in Eviosys, a global supplier of metal packaging that produces food cans and ends, aerosol cans, metal closures and promotional packaging from 44 manufacturing facilities located in 17 countries across the EMEA region, from KPS.
On December 4, 2024, the Company completed the acquisition of all issued and outstanding equity interests in Eviosys for €3,615,000 (equivalent to approximately $3,798,000 at the time of the acquisition), net of cash acquired, on a cash-free and debt-free basis and subject to customary adjustments. The Company funded the Eviosys Acquisition, including related fees and expenses, with the net proceeds from the issuance and sale of senior unsecured notes, borrowings under its Acquisition Term Loan Facilities (defined in Note 2. Description of Financing) and cash on hand.

Note 2. Description of Financing
On July 12, 2024, the Company entered into a credit agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Term Credit Agreement”) which provided the Company with the ability to borrow up to $700,000 on an unsecured basis (the “Term Loan Facility”) to finance a portion of the cash consideration for the Company’s acquisition of Eviosys. The Company drew down the entire Term Loan Facility on December 2, 2024 in connection with the consummation of the Eviosys Acquisition on December 4, 2024. Borrowings under the Term Loan Facility, net of any prepayments, will become payable in full on December 2, 2026 and will bear interest at a fluctuating rate per annum equal to, at the Company’s option, (i) the forward-looking Secured Overnight Financing Rate term rate (such borrowings, “Term SOFR Loans”), (ii) a base rate, or (iii) a combination thereof, plus, in each case, an applicable margin calculated based on the Company’s credit ratings and, in the of case of Term SOFR Loans, an adjustment of 10 basis points.
On September 16, 2024, the Company entered into a credit agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “364-Day Term Credit Agreement”) which provided the Company with the ability to borrow up to $1,500,000 on an unsecured basis (the “364-Day Term Loan Facility”) to finance a portion of the cash consideration for the Company’s acquisition of Eviosys. The Company drew down the entire 364-Day Term Loan Facility on December 2, 2024 in connection with the consummation of the Eviosys Acquisition on December 4, 2024. Borrowings under the 364-Day Term Loan Facility, net of any prepayments, will become payable in full on December 1, 2025 and will bear interest under the same terms as the Term Loan Facility.
The Term Loan Facility together with the 364-Day Term Loan Facility comprise the “Acquisition Term Loan Facilities.”
On September 19, 2024, the Company completed a registered public offering of senior unsecured notes (the “Notes”) in a combined aggregate principal amount of $1,800,000. The Notes consisted of the following:

	Principal Amount	Issuance Costs and Discounts	Net Proceeds	Interest Rate	Maturity
2026 Notes	$500,000	(3,697)	$496,303	4.450%	September 1, 2026
2029 Notes	600,000	(5,851)	594,149	4.600%	September 1, 2029
2034 Notes	700,000	(10,542)	689,458	5.000%	September 1, 2034
Total	$1,800,000	$(20,090)	$1,779,910
The Company used the net proceeds from the issuance and sale of the Notes, together with the borrowings under the Acquisition Term Loan Facilities and cash on hand, to fund the cash consideration payable by the Company in connection with the Eviosys Acquisition and to pay related fees and expenses.
As part of its financing strategy the Company entered into foreign currency swaps to mitigate foreign currency risk. The impact of these derivative instruments is not reflected in the pro forma adjustments included herein.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Note 3. Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations,” with Sonoco being the acquirer, and are based on the audited annual and unaudited interim historical consolidated financial information of Sonoco and Eviosys. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The pro forma adjustments have been prepared as if the Eviosys Acquisition and the related financing transactions had been consummated on September 29, 2024, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Eviosys Acquisition and the related financing transactions had been consummated on January 1, 2023, the beginning of the earliest period presented, in the unaudited pro forma condensed combined statements of income.
Sonoco’s historical financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and presented in U.S. dollars (“USD”). Eviosys’s historical financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and presented in euros. As discussed in Note 4. Eviosys Historical Financial Statement Reclassification Adjustments, the historical Eviosys financial statements were translated to USD and certain reclassifications were made to align the presentation of Eviosys’s financial statements with the presentation of Sonoco’s financial statements. The consolidated statements of income of Eviosys were translated using the average exchange rate for the nine months ended September 29, 2024 of 1.08743 USD per euro and the average exchange rate for the twelve months ended December 31, 2023 of 1.08102 USD per euro. The consolidated balance sheet of Eviosys as of September 29, 2024 was translated using the spot rate on September 29, 2024 of 1.11625 USD per euro.
The consolidated statement of income of Eviosys for the nine months ended September 29, 2024, and the consolidated balance sheet of Eviosys as of September 30, 2024, include certain costs triggered by the Eviosys Acquisition. These one-time costs include €30 million of bonus costs and €8.6 million of Management Equity Plan costs, which are presented in “Selling, general and administrative expenses” in the unaudited pro forma condensed combined statement of income and “Accrued expenses and other” in the unaudited pro forma condensed combined balance sheet, respectively.
IFRS to U.S. GAAP
IFRS differs in certain respects from U.S. GAAP. The following adjustments have been made to align Eviosys’s historical accounting policies under IFRS to Sonoco’s accounting policies under U.S. GAAP for the purposes of this pro forma presentation.
(A) Leases
Under IFRS, Eviosys recognized right-of-use assets and lease liabilities for all leases as finance leases. An adjustment of $45,929 was recorded to reflect right-of-use assets relating to operating leases under U.S. GAAP and in accordance with Sonoco policies and borrowing rates, which included a $36,348 reclassification from “Other Assets” to “Right of Use Asset-Operating Leases” in the unaudited condensed combined balance sheet as of September 29, 2024. A similar adjustment of $11,942 was recorded in order to reflect the short-term operating lease liability within “Accrued expenses and other,” which included a reclassification of $13,844 from “Notes payable and current portion of long-term debt.” Additionally, an adjustment of $32,557 was recorded in order to reflect the noncurrent operating lease liability, which included a reclassification of $23,371 from “Long-term Debt” in the condensed combined balance sheet as of September 29, 2024. The adjustment resulted in an increase in the “Deferred income taxes” liability of $517 in the condensed combined balance sheet as of September 29, 2024. None of the acquired leases were classified as finance leases under U.S. GAAP.
Eviosys recorded depreciation on the right-of-use assets and interest expense on the lease liabilities. Under U.S. GAAP, a straight-line operating expense based upon the average of the gross contractual payments is recorded for operating leases. The difference in the treatment resulted in a reduction of $1,437 to “Interest expense,” an increase of $2,345 to “Cost of sales,” a $457 decrease in “Selling, general and administrative expenses,” and a $113 decrease in “Provision for income taxes” in the unaudited condensed combined statement of income for the nine-month period ended September 29, 2024. Additionally, this IFRS to U.S. GAAP difference resulted in a reduction of $1,454 to “Interest expense,” an increase of $1,961 to “Cost of sales,” an increase of $571 to “Selling, general and administrative expenses,” and a decrease of $261 in “Provision for income taxes” in the unaudited condensed combined income statement for the year ended December 31, 2023. Expenses recorded to the “Selling, general and

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
administrative expenses” line item relate to leases for administrative related activities, whereas lease expenses recorded to the “Cost of sales” line item are related to plant activities.
(B) Turkey Hyperinflation
Eviosys’s reclassified unaudited condensed combined statement of income was converted to USD by translating at month-to-date exchange rates and adjusting for the hyperinflationary impact of the Turkish lira from Eviosys's operations in Turkey. The adjustment removes the hyperinflationary impact based on a hyperinflationary index in accordance with IFRS and treats USD as the functional currency in accordance with U.S. GAAP requirements for hyperinflation.
For the nine-month period ended September 29, 2024, the adjustment resulted in reductions to “Cost of sales” and “Selling, general and administrative expenses” of $1,436 and $3,349, respectively, and an increase in “Provision for income taxes” of $1,196.
For the year ended December 31, 2023, the adjustment resulted in reductions to “Cost of sales” and “Selling, general and administrative expenses” of $1,261 and $2,943, respectively, and an increase in “Provision for income taxes” of $1,050.
(C) Pension and Postretirement Plans
Changes associated with assumed discount rates on plan obligations and expected returns on plan assets under U.S. GAAP as compared to IFRS resulted in a $36 increase to “Other Assets,” a $2,815 increase to “Accrued expenses and other,” an $1,265 increase to “Pension and Other Postretirement Benefits,” and the elimination of the pre-acquisition “Accumulated other comprehensive loss” balance of $16,706 in the unaudited pro forma condensed combined balance sheet as of September 29, 2024. The adjustment resulted in a decrease in the “Deferred income taxes” liability of $113 in the condensed combined balance sheet as of September 29, 2024.
Additionally, these changes in assumptions resulted in net decreases of $112 and $253 in “Non-operating pension costs” in the unaudited pro forma condensed combined statements of income for the nine-month period ended September 29, 2024 and the year ended December 31, 2023, respectively, and aggregate increases of $350 and $1,164 to “Cost of sales” and “Selling, general and administrative expenses” combined in the unaudited pro forma condensed combined statements of income for the nine-month period ended September 29, 2024 and the year ended December 31, 2023, respectively. The adjustments resulted in decreases of $73 and $221 in “Provision for income taxes” in the unaudited pro forma condensed combined statements of income for the nine-month period ended September 29, 2024 and the year ended December 31, 2023, respectively.
(D) Long Service Employee Benefit Awards
Changes associated with assumed discount rates on award obligations and gain/(loss) recognition assumptions under U.S. GAAP as compared to IFRS resulted in a $607 increase to “Accrued expenses and other” and a $3,141 decrease to “Other Liabilities” in the unaudited pro forma condensed combined balance sheet as of September 29, 2024. The adjustment resulted in a decrease in the “Deferred income taxes” liability of $238 in the condensed combined balance sheet as of September 29, 2024. Additionally, changes associated with discount rate assumptions resulted in an aggregate increase of $570 and $856 to “Cost of sales” and “Selling, general and administrative expenses” combined in the unaudited pro forma condensed combined statements of income for the nine-month period ended September 29, 2024 and the year ended December 31, 2023, respectively. The adjustments resulted in decreases of $130 and $207 in “Provision for income taxes” in the unaudited pro forma condensed combined statements of income for the nine-month period ended September 29, 2024 and the year ended December 31, 2023, respectively.
(E) Debt Renegotiation
Eviosys recognized a gain under IFRS related to a debt modification catch-up adjustment on a repriced term loan facility as of September 29, 2024. U.S. GAAP does not allow for a debt repricing as part of a debt modification to be recognized in the income statement. Therefore, an adjustment was made to remove the $12,851 offset to “Interest expense” in the unaudited pro forma condensed combined statement of income for the nine-month period ended September 29, 2024 with a corresponding increase to “Long-term Debt.” The adjustment resulted in a decrease of $3,293 in “Provision for income taxes” in the unaudited pro forma condensed combined statement of income for the nine-month period ended September 29, 2024.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Further detailed review of Eviosys’s historical accounting policies under IFRS may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact in the financial statements of the combined company. However, at this time, Sonoco is not aware of any additional accounting policy differences between IFRS and U.S. GAAP that would have a material impact in the unaudited condensed combined pro forma information that are not reflected in the pro forma financial information.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Note 4. Eviosys Historical Financial Statement Reclassification Adjustments
Certain reclassifications were made to align the presentation of the Eviosys historical financial statements with the presentation of Sonoco’s historical financial statements. The tables below summarize such reclassifications made to the Eviosys historical balance sheet and statements of income based on information available to date:
Eviosys’s Unaudited Reclassified Condensed Combined Balance Sheet as of September 29, 2024:

Presentation in Eviosys’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Balance Sheet	Eviosys before Reclassifications (EUR)	Reclassified Amounts (EUR)		Eviosys as Reclassified (EUR)	Eviosys as Reclassified (USD)
Cash & cash equivalents	Cash and cash equivalents	€218,548	€1,225	(a)	€219,773	$245,322
Trade receivables	Trade accounts receivable, net	303,704	(4,812)	(b)	298,892	333,638
	Other receivables		4,812	(b)	4,812	5,371
Contract receivables	Other receivables	60,295	—		60,295	67,304
Other receivables	Other receivables	51,453			51,453	57,435
Current tax receivables	Prepaid expenses	10,601	—		10,601	11,833
Inventory	Finished and in process	477,678	(231,184)	(c)	246,494	275,149
	Materials and supplies		231,184	(c)	231,184	258,059
Current financial assets	Prepaid expenses	14,074	—		14,074	15,710
Other current assets	Prepaid expenses	10,575	(1,225)	(a)	9,350	10,437
Current assets held for sale	Assets held for sale	36,864	—		36,864	41,149
Property, plant and equipment	Property, Plant and Equipment, Net	816,321	—		816,321	911,218
Right-of-use assets	Other Assets	32,563	(32,563)	(e)	—	—
Intangible assets	Other Intangible Assets, Net	1,320,004	(818,583)	(d)	501,421	559,711
	Goodwill		818,583	(d)	818,583	913,743
Deferred tax asset	Deferred Income Taxes	23,598	—		23,598	26,341
Other non-current assets	Other Assets	3,845	32,563	(e)	36,408	40,640
Short-term debt	Notes payable and current portion of long-term debt	61,720	—		61,720	68,895
Trade payable	Payable to suppliers	537,567	4,164	(f)	541,731	604,707
	Accrued expenses and other		(4,164)	(f)	(4,164)	(4,648)
Current lease liabilities	Notes payable and current portion of long-term debt	12,402	—		12,402	13,844
Income taxes payable	Accrued expenses and other	20,601	—		20,601	22,996
Current financial liabilities	Accrued expenses and other	3,047	—		3,047	3,401
Other current liabilities	Accrued expenses and other	242,136	—		242,136	270,284
Current liabilities held for sale	Liabilities held for sale	10,262	—		10,262	11,455
Long-term debt	Long-term Debt	1,910,124	—		1,910,124	2,132,175
Non-current lease liabilities	Long-term Debt	20,937	—		20,937	23,371
Employee benefits	Pension and Other Postretirement Benefits	60,290	(9,874)	(g)	50,416	56,277
	Other Liabilities		9,874	(g)	9,874	11,021
Deferred tax liability	Deferred Income Taxes	206,004	—		206,004	229,952
Other non-current provisions	Other Liabilities	3,220	—		3,220	3,593
Non-current financial liabilities	Other Liabilities	5,235	—		5,235	5,844
Other non-current liabilities	Other Liabilities	1,003	—		1,003	1,120
Non-controlling interest	Noncontrolling Interests	18,801	—		18,801	20,987
Reserves	Retained earnings	266,774	(214,939)	(h)	51,835	57,861
	Capital in excess of stated value		222,838	(h)	222,838	248,743
	Accumulated other comprehensive loss		(7,899)	(h)	(7,899)	(8,817)

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
(a) “Other current assets” in the Eviosys historical balance sheet includes Restricted cash of €1,225 that was reclassified to “Cash & cash equivalents” in order to conform with Sonoco’s presentation.
(b) “Trade receivables” in the Eviosys historical balance sheet includes short term notes receivable of €4,812 that were reclassified to “Other receivables” in order to conform with Sonoco’s presentation.
(c) Inventories that were presented on a combined basis in Eviosys’s historical financial statements have been separately presented as “Finished and in process” and “Materials and supplies” in order to conform with Sonoco’s presentation.
(d) “Intangible assets” that were presented on a combined basis in Eviosys’s historical financial statements have been separately presented as “Goodwill” and “Other Intangible Assets, Net” in order to conform with Sonoco’s presentation.
(e) The “Right‑of‑use assets” presented separately in the Eviosys’s historical financial statements were reclassified to “Other non-current assets” in order to conform with Sonoco’s presentation.
(f) The “Accrued expenses and other” in the Eviosys historical balance sheet includes liabilities related to capital expenditures of €4,164 that were reclassified to “Payable to suppliers” in order to conform with Sonoco’s presentation.
(g) The non-current liability “Employee benefits” in the Eviosys historical balance sheet includes long service award obligations of €9,874 that are presented as “Other Liabilities” in order to conform with Sonoco’s presentation.
(h) “Reserves” in the Eviosys historical balance sheet have been broken out and separately presented in “Capital in excess of stated value,” “Accumulated other comprehensive loss,” and “Retained earnings” in order to conform with Sonoco’s presentation.

Eviosys’s Unaudited Reclassified Condensed Combined Statement of Income for the nine months ended September 29, 2024:

Presentation in Eviosys’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Statement of Income	Eviosys before Reclassifications (EUR)	Reclassified Amounts (EUR)		Eviosys as Reclassified (EUR)	Eviosys as Reclassified (USD)
Revenue	Net sales	€1,699,404	€—		€1,699,404	$1,847,980
Cost of product sold	Cost of sales	1,401,806	—		1,401,806	1,524,364
Selling, general and administration expenses	Selling, general and administrative expenses	115,600	(2,706)	(a)	112,894	122,764
Other expenses, net	Restructuring/Asset impairment charges	19,007	(12,685)	(b)	6,322	6,875
	Selling, general and administrative expenses		12,685	(b)	12,685	13,794
Amortization of Intangible assets	Selling, general and administrative expenses	39,802	1,868	(c)	41,670	45,313
	Cost of sales		(1,868)	(c)	(1,868)	(2,031)
Finance expense	Interest expense	113,315	(16,217)	(a),(d-f)	97,098	105,588
	Interest income		2,627	(d)	2,627	2,857
	Selling, general and administrative expenses		20,303	(e)	20,303	22,078
	Non-operating pension costs		1,247	(f)	1,247	1,356
Foreign exchange loss	Selling, general and administrative expenses	2,602	—		2,602	2,829
IAS 29 Net monetary loss	Selling, general and administrative expenses	3,640	(1,092)	(g)	2,548	2,771
	Cost of sales		1,092	(g)	1,092	1,187
Income tax	Provision for income taxes	24,082	—		24,082	26,187
Profit attributable to non-controlling interest	Net (income)/loss attributable to noncontrolling interests	(469)	—		(469)	(510)

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Eviosys’s Unaudited Reclassified Condensed Combined Statement of Income for the year ended December 31, 2023:

Presentation in Eviosys’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Statement of Income	Eviosys before Reclassifications (EUR)	Reclassified Amounts (EUR)		Eviosys as Reclassified (EUR)	Eviosys as Reclassified (USD)
Revenue	Net sales	€2,407,810	€—		€2,407,810	$2,602,880
Cost of product sold	Cost of sales	1,991,107	—		1,991,107	2,152,418
Selling, general and administration expenses	Selling, general and administrative expenses	112,091	(2,504)	(a)	109,587	118,466
Other expense, net	Restructuring/Asset impairment charges	13,827	(3,396)	(b)	10,431	11,276
	Selling, general and administrative expenses		3,396	(b)	3,396	3,671
Amortization of Intangible assets	Selling, general and administrative expenses	52,736	1,218	(c)	53,954	58,325
	Cost of sales		(1,218)	(c)	(1,218)	(1,317)
Finance expense	Interest expense	160,657	(25,915)	(a),(d-f)	134,742	145,657
	Interest income		(1,703)	(d)	(1,703)	(1,841)
	Selling, general and administrative expenses		28,252	(e)	28,252	30,541
	Non-operating pension costs		1,870	(f)	1,870	2,021
Foreign exchange loss	Selling, general and administrative expenses	935	—		935	1,011
IAS 29 Net monetary loss	Selling, general and administrative expenses	8,083	(2,425)	(g)	5,658	6,116
	Cost of sales		2,425	(g)	2,425	2,621
Income tax	Provision for income taxes	33,607	—		33,607	36,330
Profit attributable to non-controlling interest	Net (income)/loss attributable to noncontrolling interests	146	—		146	158

(a) The historical financial statements of Eviosys include costs related to factoring within the line item “Selling, general and administration expenses.” In order to conform with Sonoco’s presentation, factoring costs of €2,706 and €2,504 for the nine-month period ended September 29, 2024 and for the year ended December 31, 2023, respectively, were reclassified to “Interest expense.”
(b) “Other expense, net” in the historical financial statements of Eviosys consists primarily of restructuring charges as well as bad debt expense and other miscellaneous expenses. In order to conform with Sonoco’s presentation, the restructuring charges are reflected under “Restructuring/Asset impairment charges” and combined totals of bad debt expense and other miscellaneous expenses of €12,685 and €3,396 were reclassified to “Selling, general and administrative expenses” for the nine-month period ended September 29, 2024 and for the year ended December 31, 2023, respectively.
(c) The historical financial statements of Eviosys include the Amortization of ROU finance lease assets within the line item “Amortization of Intangible assets.” In order to conform with Sonoco’s presentation, the ROU finance lease assets amortization of €1,868 and €1,218 for the nine-month period ended September 29, 2024 and for the year ended December 31, 2023, respectively, were reclassified to “Cost of sales.”
(d) The historical financial statements of Eviosys include interest income within the line item “Finance expense.” Therefore, in order to conform with Sonoco’s presentation, interest income of €2,627 and €1,703 for the nine-month period ended September 29, 2024 and for the year ended December 31, 2023, respectively, were reclassified to “Interest income.”
(e) The historical financial statements of Eviosys include factoring and securitization expense within the line item “Finance expense.” Therefore, in order to conform with Sonoco’s presentation, factoring and securitization expense of €20,289 and €28,252 for the nine-month period ended September 29, 2024 and for the year ended December 31, 2023, respectively, were reclassified to “Selling, general and administrative expenses.”
(f) The historical financial statements of Eviosys include non-operating pension costs within the line item “Finance expense.” Therefore, in order to conform with Sonoco’s presentation, non-operating pension costs of €1,247 and €1,870 for the nine-month period ended September 29, 2024 and for the year ended December 31, 2023, respectively, were reclassified to “Non-operating pension costs.”

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
(g) The reclassified income statement of Eviosys was converted to USD by translating at month-to-date exchange rates and adjusting for the hyperinflationary impact of the Turkish lira. The hyperinflationary impact was reflected in the line item “IAS 29 Net monetary loss” in the historical financial statements of Eviosys. In order to conform with Sonoco’s presentation, the hyperinflationary impact was bifurcated between “Selling, general and administrative expenses” and “Cost of sales” with €1,092 and €2,425 reclassified to “Cost of sales” for the nine-month period ended September 29, 2024 and for the year ended December 31, 2023, respectively.

Note 5. Consideration Transferred
The following table summarizes the consideration transferred to consummate the Eviosys Acquisition:

Cash Consideration to Eviosys Sellers	$1,932,301
Escrow payment	33,487
Cash Repayment of Eviosys Debt, Other Expenses and Estimated Working Capital Adjustment	2,233,106
Purchase of Morocco noncontrolling interest	25,227
Total Purchase Consideration	$4,224,121

Less: Cash Acquired	245,802
Total Purchase Consideration, net of Cash Acquired	$3,978,319

Note 6. Fair Value Estimate of Assets Acquired and Liabilities Assumed
The table below represents a preliminary allocation of the estimated purchase consideration to Eviosys’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as if the Eviosys Acquisition had been consummated on September 29, 2024. The Company has not completed its evaluation of the fair value of assets acquired and liabilities assumed and, accordingly, the adjustments to record the fair value of assets acquired and liabilities assumed at the acquisition date reflect the best estimates of the Company based on the information currently available and are subject to change following the completion of the Eviosys Acquisition and once additional analyses and ongoing valuation work are completed. The changes may be material.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)

Total Purchase Consideration	$4,224,121
Cash and cash equivalents	$245,802
Trade accounts receivable	342,676
Other receivables	129,896
Inventories
Finished and in process	309,347
Materials and supplies	197,825
Prepaid expenses	37,815
Property, plant and equipment	1,117,880
Right of use asset - operating leases	46,230
Other intangible assets	2,085,601
Deferred taxes	—
Other assets	4,328
Total Assets Acquired	4,517,400

Payable to suppliers	605,010
Accrued expenses and other	264,210
Notes payable and current portion of long-term debt	62,447
Noncurrent operating lease liabilities	32,561
Pension and other postretirement benefits	57,542
Deferred income taxes	675,184
Other liabilities	12,594
Total Liabilities Assumed	1,709,548
Net Assets Acquired, excluding Goodwill	2,807,852
Less: Noncontrolling interest	7,926
Goodwill	1,424,195
Total Estimated Fair Value of Net Assets Acquired	$4,224,121

Note 7. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet as of September 29, 2024 are as follows:
(A) Cash and cash equivalents
An adjustment to incorporate the estimated effects of the following inflows and outflows as a result of the Eviosys Acquisition and the related financing transactions. Proceeds received from the Notes are included in the historical nine-month period ended September 29, 2024. The following table presents the components of the transaction adjustments relating to cash and cash equivalents:

Net proceeds received from financing	$4,166,719
Cash consideration to Eviosys sellers	(1,932,301)
Cash repayment of Eviosys debt, including accrued interest	(2,197,743)
Payment of seller fees and other expenses	(2,948)
Escrow payment	(33,487)
Buyer transaction costs	(240)
Reinstating Cash and cash equivalents of Russia (no longer meets the held for sale criteria)	480
Less: Senior notes included in Sonoco historical balance sheet	(1,784,120)
Total	$(1,783,640)

(B) Trade accounts receivable, net of allowances
Trade receivables, net of allowances as of September 29, 2024, were increased by $7,831 to reflect the adjustments which include: (1) increase of $9,077 to record the reclassification of “Trade receivables” of Eviosys’s Russia business as it no longer meets the held for sale criteria, partially offset by (2) a reduction of $1,246 to eliminate trade receivables related to transactions between Sonoco and Eviosys.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
(C) Other receivables
Other receivables, were increased by $205 to reclassify the Russia “Other receivables” (as the Russia business no longer meets the held for sale criteria) and reduced by $419 to eliminate the return of scrap to Sonoco due to Abbott inspection rejections.
(D) Inventories
“Finished and in process” inventories were increased by $34,198 to reflect the following adjustments: (1) increase of $25,404 to record the purchase accounting fair value adjustment, determined based on the estimated selling prices of the inventory, less the estimated remaining manufacturing and selling costs and normal profit margins on those manufacturing and selling efforts, (2) increase of $9,561 to record the reclassification of the “Finished and in process” balance of Eviosys’s Russia business, as the Russia business no longer meets the held for sale criteria, and (3) reduction of $767 related to the identification of additional obsolete inventory.
The pro forma condensed combined income statement for the year ended December 31, 2023 was adjusted to increase “Cost of sales” by $25,404 to reflect the fair value adjustment to acquired inventory as the acquired inventory is expected to be sold within one year of the acquisition date. See Note 8B for additional information.
Under Sonoco’s inventory capitalization policy, all spare parts with an extended unit value of less than five hundred dollars are expensed whereas Eviosys capitalized all spare parts regardless of the unit value. Also under Sonoco’s inventory capitalization policy certain packaging materials are expensed whereas Eviosys records them in inventory. Adjustments for these policy differences totaling $75,427 were deducted from “Materials and supplies” in Eviosys’s unaudited reclassified condensed combined balance sheet as of September 29, 2024. Additionally, the reclassification of the “Materials and supplies” balance of Eviosys’s Russia business, as the Russia business no longer meets the held for sale criteria, resulted in an increase of $15,193. Accordingly, an adjustment was made to record a net reduction in both “Materials and supplies” and “Capital in excess of stated value” by $60,234, in order to align Eviosys’s presentation with Sonoco’s policy.
(E) Prepaid expenses
Prepaid expenses were reduced by $165, which included a $6,194 adjustment to eliminate Eviosys’s fair value position of interest rate swaps as of September 29, 2024. This adjustment was the result of the anticipated repayment of Eviosys’s debt and termination of the related interest rate swaps. Additionally, a net adjustment of $6,029 was recorded to reclassify the balances attributable to Eviosys’s Russia business back to “Prepaid expenses,” as the Russia business no longer meets the held for sale criteria.
(F) Assets Held for Sale
Eviosys had signed a definitive agreement to exit its operations in Russia that was subject to certain regulatory approvals. The transaction met the held for sale criteria at September 30, 2024 and was presented as such in the financial statements. Subsequent to September 30, 2024, the agreement to exit the Russia operations was terminated. Therefore, adjustments were made to present the “Assets Held for Sale” back in the appropriate financial statement line item as follows:

Cash and cash equivalents	$480
Trade accounts receivable, net	9,077
Other receivables	204
Inventories
Finished and in process	9,561
Materials and supplies	15,193
Prepaid expenses	6,029
Property, plant and equipment, net	3,752
Right of Use Asset - Operating Leases	37
Capital in excess of stated value	(3,184)
Pro forma adjustment	41,149

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)

(G) Property, Plant and Equipment, net
Represents the preliminary fair value and resulting pro forma accounting adjustment to “Property, Plant and Equipment, Net.” The preliminary amounts assigned to these assets and estimated weighted average useful lives are as follows:

	Fair Value	Weighted Average Useful Lives (Years)
Land	$180,973	N/A
Land improvements	10,537	5.8
Buildings and improvements	327,338	14.7
Machinery and equipment*	520,604	8.7
Construction in progress	78,428	N/A
Total	1,117,880
Less: Historical Eviosys value (as reclassified)	(911,218)
Pro forma adjustment	$206,662

*The fair value of Machinery and equipment has been adjusted as follows: (1) to record the reclassification of the “Property, plant and equipment” balance of Eviosys’s Russia business of $3,752, which was previously considered as held for sale, and (2) to reduce start-up costs of $1,228. Sonoco expenses all start-up costs related to placing assets into service whereas Eviosys capitalizes certain start-up costs.

(H) Goodwill
Represents the purchase accounting and related deferred income tax adjustments to goodwill, which is the excess of the preliminary consideration over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment annually and whenever events or circumstances have occurred that may indicate a possible impairment. None of the goodwill associated with the Eviosys Acquisition is expected to be deductible for income tax purposes.

(I) Other Intangible Assets, Net
Represents the preliminary fair value and resulting purchase accounting adjustment to intangible assets (other than goodwill). The preliminary amounts assigned to intangible assets and estimated weighted average useful lives are as follows:

	Fair Value	Weighted Average Useful Lives (Years)
Customer lists	$1,880,881	20.0
Trade names	12,614	15.0
Process know-how	186,414	11.5
Patents	5,692	5.2
Total	2,085,601
Less: Historical Eviosys value (as reclassified)	(559,711)
Pro forma adjustment	$1,525,890

(J) Long-term Deferred Income Tax Asset
Represents the estimated net long-term deferred income tax asset adjustments related to the preliminary fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and may be materially different from these estimates.

(K) Right of Use Asset - Operating Leases
“Right of Use Asset - Operating Leases” as of September 29, 2024 was increased by $301 to reflect the following adjustments: (1) an increase of $264 to record the purchase accounting fair value adjustment, and (2) an increase of $37 to record the reclassification of the “Right of Use Assets” balance of Eviosys’s Russia business, as the Russia business no longer meets the held for sale criteria.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
(L) Payable to suppliers
“Payable to suppliers” as of September 29, 2024 was reduced by $904, which included a reduction of $1,247 to eliminate trade payables related to transactions between Sonoco and Eviosys and an increase of $343 to reclassify the Russia payable to suppliers (as the Russia business no longer meets the held for sale criteria).

(M) Accrued expenses and other
The pro forma adjustments to “Accrued expenses and other” include the following:
•an estimated $48,100 of additional acquisition-related transaction costs expected to be incurred by Sonoco subsequent to September 29, 2024;
•a $5,000 adjustment for estimated retention bonuses for certain Eviosys employees subsequent to the Eviosys Acquisition;
•a $11,074 adjustment to reclassify the “Accrued expenses and other” of Eviosys’s Russia business, which no longer meets the held for sale criteria;
•a $(37,162) adjustment to decrease accrued bonuses and liabilities under the Eviosys management equity plan triggered by the anticipated change of control resulting from the acquisition of Eviosys by Sonoco, which Eviosys included on its balance sheet as of September 29, 2024; and
•a $(17,099) adjustment for the anticipated repayment of Eviosys’s debt and related accrued interest payable.

(N) Notes payable and current portion of long-term debt
Represents adjustments to “Notes payable and current portion of long-term debt” due to the following inflows and outflows resulting from the Eviosys Acquisition:

Short-term portion of net proceeds received from financing	$1,497,000
Elimination of historical Eviosys current portion of long-term debt	(6,446)
Reclassification of Russia balances	33
Pro forma adjustment	$1,490,587

(O) Liabilities Held for Sale
Eviosys had signed a definitive agreement to exit its operations in Russia that was subject to certain regulatory approvals. The transaction met the held for sale criteria at September 30, 2024 and was presented as such in the financial statements. Subsequent to September 30, 2024, the agreement to exit the Russia operations was terminated. Therefore, adjustments were made to present the “Liabilities Held for Sale” back in the appropriate financial statement line items as follows:

Payable to suppliers	$343
Accrued expenses and other	12,181
Notes payable and current portion of long-term debt	33
Accrued taxes	(1,107)
Noncurrent Operating Lease Liabilities	4
Deferred Income Taxes	(710)
Capital in excess of stated value	711
Pro forma adjustment	11,455

(P) Long-term Debt
Represents adjustments to “Long-term Debt” due to the following inflows and outflows resulting from the Eviosys Acquisition:

Long-term portion of net proceeds received from financing	$698,080
Elimination of remaining historical Eviosys long-term debt	(2,145,367)
Pro forma adjustment	$(1,447,287)

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
(Q) Long-term Deferred Income Tax Liability
Represents the estimated net long-term deferred income tax liability adjustments related to the preliminary fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and may be materially different from these estimates.

(R) Other Liabilities
“Other Liabilities” were reduced by $5,842 to eliminate Eviosys’s fair value position of interest rate swaps due to the repayment of historical Eviosys debt as of September 29, 2024.

(S) Capital in excess of stated value
The pro forma adjustment to “Capital in excess of stated value” reflects the elimination of Eviosys’s historical capital in excess of stated value from the unaudited pro forma condensed combined balance sheet as of September 29, 2024.

(T) Accumulated other comprehensive loss
“Accumulated other comprehensive loss” was increased by $351 to eliminate Eviosys’s fair value position of interest rate swaps as of September 29, 2024. An offsetting $25,874 pro forma reduction was also included for the elimination of the portion of Eviosys’s historical accumulated other comprehensive loss associated with currency translation adjustments from the unaudited pro forma condensed combined balance sheet as of September 29, 2024.

(U) Retained earnings
The following pro forma adjustments impacted retained earnings:

Pro Forma Adjustment
Additional transaction costs incurred by Sonoco (see Note 8G)	$(48,100)
Accrual of retention bonus payable to Eviosys employees (see Note 8F)	(5,000)
Elimination of remaining historical Eviosys capital in excess of stated value and accumulated other comprehensive income	222,870
Purchase accounting adjustments impacting retained earnings	(102,427)
Pro forma adjustment	$67,343

(V) Noncontrolling Interests
Eviosys’s historical financial statements reflect noncontrolling interests related to joint ventures. For purposes of the unaudited pro forma condensed combined financial information, it has been assumed that the remaining ownership interest in these joint ventures, except for that of the Ivory Coast, was acquired as part of the Eviosys Acquisition. Therefore, an adjustment has been made to eliminate $13,061 of the total balance in “Noncontrolling interests” in the unaudited pro forma condensed combined balance sheet as of September 29, 2024.

Note 8. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Income
Explanations of the adjustments to the unaudited pro forma condensed combined statement of income are as follows:
(A) Intercompany transactions – net sales and cost of sales
The adjustment to eliminate intercompany revenue and expense related to transactions between Sonoco and Eviosys included reductions of “Net sales” and “Cost of sales” of $11,061 and $10,469, respectively, for the nine-month period ended September 29, 2024 and reductions of “Net sales” and “Cost of sales” of $12,171 and $11,843, respectively, for the year ended December 31, 2023.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
(B) Inventory – cost of sales
The historical inventory for Eviosys as of September 29, 2024 has been adjusted to increase inventories by $25,404 to reflect the estimated fair value adjustment of finished goods and work in process inventory. The fair value was determined based on the estimated selling prices of the inventory, less the estimated remaining manufacturing and selling costs, and a normal profit margin on those manufacturing and selling efforts. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023 has been adjusted to increase “Cost of sales” by the same amount, as the inventory is expected to be sold within one year of the acquisition date.
Sonoco expenses all spare parts with a unit value of less than five hundred dollars whereas Eviosys capitalized all spare parts regardless of the unit value. Accordingly, “Cost of sales” was increased by $4,138 for the nine-month period ended September 29, 2024 and $1,150 for the year ended December 31, 2023 in order to align Eviosys’s presentation with Sonoco’s spare parts capitalization policy.
See additional pro forma adjustments related to cost of sales in Notes 8A, 8C, and 8E.
(C) Depreciation expense – cost of sales and selling, general and administrative expenses
A depreciation expense adjustment was determined related to the acquisition date fair value adjustments made to acquired tangible assets. The following table is a summary of information related to certain tangible assets to be acquired, including information used to calculate the pro forma change in depreciation expense that is adjusted to “Cost of sales” and “Selling, general and administrative expenses.”

	Fair Value	Weighted Average Useful Lives ( Years)	Depreciation Expense For the Nine Months Ended September 29, 2024	Depreciation Expense For the Year Ended December 31, 2023
Land Improvements	$10,537	5.8	$1,360	$1,817
Buildings and Improvements	327,338	14.7	16,671	22,268
Machinery & Equipment	520,604	8.7	45,013	60,128
Total			$63,044	$84,213
Less: Historical Eviosys depreciation expense			(63,239)	(94,373)
Pro forma adjustment			$(195)	$(10,160)

Pro forma adjustment - cost of sales			$(188)	$(9,011)
Pro forma adjustment - selling, general and administrative expenses			(7)	(1,149)
Pro forma adjustment			$(195)	$(10,160)

See additional pro forma adjustments related to “Cost of sales” in Notes 8A-8B and 8E and to “Selling, general and administrative expenses” in Notes 8D and 8F-8G.

(D) Amortization expense – selling, general and administrative expenses
An amortization expense adjustment was determined related to the acquisition date fair value adjustments made to acquired intangible assets. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expense that is adjusted to “Selling, general and administrative expenses:”

	Fair Value	Weighted Average Useful Lives (Years)	Amortization Expense for the Nine Months Ended September 29, 2024	Amortization Expense for the Year Ended December 31, 2023
Customer lists	$1,880,881	20	$70,405	$94,043
Trade names	12,614	15	630	841
Patents	5,692	5.2	826	1,104
Process know-how	186,414	11.5	12,135	16,210
Total	$2,085,601		83,996	112,198
Less: Historical Eviosys amortization expense			(43,282)	(57,008)
Pro forma adjustment			$40,714	$55,190

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
See additional pro forma adjustments related to “Selling, general and administrative expenses” in Notes 8C and 8F-8G.

(E) Start-up costs – cost of sales
Sonoco expenses all start-up costs related to placing assets into service whereas Eviosys capitalizes certain start-up costs. In order to align Eviosys’s presentation with Sonoco’s policy, an adjustment to increase “Cost of sales” of $1,228 was made for the nine-month period ended September 29, 2024. No adjustment was required for the year ended December 31, 2023.

(F) Retention bonuses – selling, general and administrative expenses
Certain Eviosys employees are expected to be eligible to receive retention bonuses subsequent to the Eviosys Acquisition. Accordingly, a pro forma adjustment in the amount of $5,000 has been included as an increase to “Selling, general and administrative expenses” during the year ended December 31, 2023 to reflect such retention bonuses as having been earned during the pro forma period as if the Eviosys Acquisition had occurred on January 1, 2023.
(G) Transaction costs – selling, general and administrative expenses
The pro forma adjustments to “Selling, general and administrative expenses” for the year ended December 31, 2023 include $48,100 of estimated additional Eviosys Acquisition-related transaction costs expected to be incurred subsequent to September 29, 2024. These costs will not affect the Company’s income statement beyond 12 months of the acquisition date.
The Seller is an affiliate of KPS. KPS or its affiliates provided Eviosys with certain corporate advisory services in both 2023 and 2024 for which Eviosys was charged fees of $3,884 during the nine-month period ended September 29, 2024 and $4,325 during the year ended December 31, 2023.

(H) Interest expense
The pro forma adjustments to “Interest expense” represent the estimated difference in interest expense associated with the expected net additional borrowings used to fund the Eviosys Acquisition as compared to the interest expense reported on Eviosys’s historical income statement for the nine-month period ended September 29, 2024 and the year ended December 31, 2023.
The following table presents the pro forma “Interest expense” adjustments:

	For the Nine Months Ended September 29, 2024	For the Year Ended December 31, 2023
Interest expense on net additional borrowings used to fund the Eviosys Acquisition	$96,667	$223,348
Eliminate Eviosys historical interest expense	(101,207)	(141,498)
Pro forma adjustment	$(4,540)	$81,850
For purposes of preparing the unaudited pro forma condensed combined financial information, the weighted average interest rate assumed for the aggregate additional borrowings used to fund the Eviosys Acquisition was 5.61%. A change in the assumed variable interest rates of the Acquisition Term Loan Facilities of 0.125% would change pro forma interest expense by approximately $2,744 per year.

(I) Income tax expense
An adjustment to incorporate the estimated tax effect of the taxable pro forma adjustments related to the Eviosys Acquisition was calculated using tax rates in effect for the countries in which Eviosys operates. This resulted in a combined blended statutory income tax rate of 30.0% and 24.5% for the nine-month period ended September 29, 2024 and the year ended December 31, 2023, respectively. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

Sonoco Products Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(currency amounts and shares in thousands, except per share data)
Note 9. Pro Forma Net Income per Share

Consolidated	For the Nine Months Ended September 29, 2024	For the Year Ended December 31, 2023
Pro Forma Net Income Attributable to Sonoco	$161,718	$377,738

Weighted Average Shares:
Basic	98,616	98,294
Assuming exercise of awards	605	596
Diluted	99,221	98,890

Pro Forma Net Income Per Share - Basic	$1.64	$3.84
Pro Forma Net Income Per Share - Diluted	$1.63	$3.82
Pro Forma Net Income Per Share - Basic has been calculated based on the estimated weighted average number of shares of Sonoco’s common stock that would have been outstanding during the nine-month period ended September 29, 2024 and the year ended December 31, 2023.
Pro Forma Net Income Per Share - Diluted is computed by dividing Pro Forma Net Income Attributable to Sonoco by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive. For purposes of the pro forma condensed consolidated financial information, no new shares have been assumed to be issued in connection with the probable Eviosys Acquisition.